Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE October 23, 2025

McGrath Announces Results for Third Quarter 2025

Livermore, CA - October 23, 2025 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended September 30, 2025 of $256.4 million, a decrease of 4% compared to the third quarter of 2024. The Company reported net income of $42.3 million, or $1.72 per diluted share, for the third quarter of 2025, compared to net income of $149.3 million, or $6.08 per diluted share, for the third quarter of 2024. Excluding the $180.0 million merger termination payment received from WillScot Mobile Mini during the third quarter 2024 and $39.4 million in transaction costs incurred, net of provision for income taxes, the Company's reported net income decreased $3.6 million, or 8%, and diluted earnings per share decreased $0.15, or 8%.

THIRD QUARTER 2025 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 4% to $178.1 million.
•
Sales revenues decreased 18% to $76.1 million.
•
Total revenues decreased 4% to $256.4 million.
•
Income from operations decreased 11% to $66.7 million.
•
Payment on merger termination from WillScot Mobile Mini in the third quarter of 2024 provided for $180 million in proceeds received by the Company, partly offset by $39.4 million in transaction costs and an increase in provision for income taxes, resulted in a $103.5 million net income contribution during the third quarter 2024, or $4.21 per diluted share.
•
Adjusted EBITDA1 decreased 7% to $96.5 million.
•
Dividend rate of $0.485 per share for the third quarter 2025. On an annualized basis, this dividend represents a 1.6% yield on the October 22, 2025 close price of $122.20 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We delivered solid third quarter results, with rental revenue growth in each of our operating segments, despite some challenging market demand conditions. Sales revenues for the quarter were lower than a year ago, but cumulatively higher year to date reflecting a more balanced contribution by quarter than last year.

Modular rental revenues increased 2% compared to last year, with growth from our commercial customer base. Given current utilization levels, we reduced rental equipment capital spending and focused on preparing available fleet to satisfy new shipments which increased operating expenses for the quarter.

Portable Storage rental revenues grew 1%, which was its first year over year growth since the first quarter of 2024. We are encouraged that market conditions for this segment are showing signs of stabilization despite soft commercial construction project activity.

TRS-RenTelco had a strong quarter, with rental revenues up 9% over last year. Consistent with the second quarter, improvement in market demand conditions was broad-based across customer segments.

I am pleased with our year-to-date progress. We have delivered business growth, lowered our capital spending to align with market conditions, increased contributions from our modular services offerings, and broadened our geographic sales coverage. We have good momentum entering the fourth quarter and we remain focused on delivering a strong finish to the year."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2025 to the quarter ended September 30, 2024 unless otherwise indicated.

Mobile Modular

For the third quarter of 2025, the Company’s Mobile Modular division reported Adjusted EBITDA of $64.6 million, a decrease of $6.8 million, or 10%, when compared to the same quarter in 2024.

•
Rental revenues increased 2% to $83.2 million, depreciation expense increased 7% to $10.8 million, and other direct costs increased 18% to $24.2 million, which resulted in a decrease in gross profit on rental revenues of 5% to $48.2 million. The increase in other direct costs was primarily due to higher labor and material costs incurred during 2025 to prepare equipment to meet customer rental demand.
•
Rental related services revenues increased 5% to $44.5 million, primarily attributable to higher site related services when compared to 2024, with associated gross profit decreasing 2% to $14.7 million.
•
Sales revenues decreased 21% to $52.3 million, due to lower new equipment sales. Gross margin on sales was 36% in 2025, compared to 34% in 2024, resulting in a 16% decrease in gross profit on sales revenues to $18.8 million. The higher gross margin on sales was primarily attributed to a higher mix of used versus new sales during the quarter.
•
Selling and administrative expenses increased $1.4 million to $35.4 million, primarily due to $1.2 million higher allocated corporate expenses when compared to 2024.

Portable storage

For the third quarter of 2025, the Company’s Portable Storage division reported Adjusted EBITDA of $9.2 million, a decrease of $1.6 million, or 14%, when compared to the same quarter in 2024.

•
Rental revenues increased 1% to $17.3 million, depreciation expense increased 5% to $1.1 million, and other direct costs increased 65% to $2.2 million, which resulted in a decrease in gross profit on rental revenues of 4% to $14.0 million.
•
Rental related services revenues decreased 5% to $4.2 million and the division reported a gross loss on rental related services revenues of $0.6 million, compared to gross profit of $0.1 million in the third quarter of 2024.
•
Sales revenues increased $1.3 million to $2.7 million, primarily from higher used equipment sales. Gross margin on sales was 40% in 2025, compared to 36% in 2024, resulting in a $0.6 million increase in gross profit on sales revenues to $1.1 million.
•
Selling and administrative expenses increased $1.1 million to $7.9 million in 2025, primarily due to a $0.5 million increase in employee salaries and benefits and $0.3 million higher allocated corporate expenses when compared to 2024.

TRS-RenTelco

For the third quarter of 2025, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $20.2 million, an increase of $1.3 million, or 7%, when compared to the same quarter in 2024.

•
Rental revenues increased 9% to $28.0 million, depreciation expense decreased 8%, and other direct costs increased 10%, resulting in a 28% increase in gross profit on rental revenues to $12.1 million. The rental revenue increase was primarily due to the continued strengthening of end markets, resulting in higher average rental equipment on rent compared to the prior year.
•
Sales revenues decreased 3% to $7.3 million and gross margin on sales was 56% in 2025, compared to 52% in 2024, resulting in a 5% increase in gross profit on sales revenues to $4.1 million.

•
Selling and administrative expenses increased $0.5 million to $7.1 million in 2025, as compared to the same period in 2024.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook. For the full-year 2025, the Company currently expects:

		Previous	Current
•	Total revenue:	$925 to $960 million	$935 to $955 million
•	Adjusted EBITDA[1,2]:	$347 to $356 million	$350 to $357 million
•	Gross rental equipment capital expenditures:	$115 to $125 million	$120 to $125 million
1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and net cash provided by operating activities to Adjusted EBITDA can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 23, 2025 to discuss the third quarter 2025 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-723-0394 (in the U.S.), or 1-402-220-2649 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” is forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: our expectations around continued business momentum entering the fourth quarter and our ability to deliver a strong finish to the year; the impact of the recent tariff actions and macroeconomic factors, including fiscal policy uncertainty, government budgetary constraints, or other political or regulatory developments; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s 2024 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Rental	$128,488	$124,203	$374,586	$365,708
Rental related services	49,622	47,701	121,021	111,640
Rental operations	178,110	171,904	495,607	477,349
Sales	76,058	92,508	184,759	181,992
Other	2,275	2,346	7,109	7,855
Total revenues	256,443	266,758	687,475	667,196
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,868	21,981	64,799	66,512
Rental related services	35,422	32,439	85,212	78,215
Other	32,308	27,252	91,479	84,182
Total direct costs of rental operations	89,598	81,672	241,490	228,909
Costs of sales	47,588	61,107	119,578	117,625
Total costs of revenues	137,186	142,779	361,068	346,534
Gross profit	119,257	123,979	326,407	320,661
Expenses:
Selling and administrative expenses	52,540	49,297	156,952	148,764
Other income, net	—	—	—	(9,281)
Income from operations	66,717	74,682	169,455	181,178
Interest expense	8,177	12,641	24,130	38,383
Foreign currency exchange loss (gain)	32	(216)	(54)	(53)
Gain on merger termination from WillScot Mobile Mini	—	(180,000)	—	(180,000)
WillScot Mobile Mini transaction costs	—	39,436	—	61,157
Income before provision for income taxes	58,508	202,821	145,379	261,691
Provision for income taxes	16,211	53,504	38,900	68,913
Net income	42,297	149,317	106,479	192,778
Earnings per share:
Basic	$1.72	$6.08	$4.33	$7.86
Diluted	$1.72	$6.08	$4.32	$7.85
Shares used in per share calculation:
Basic	24,612	24,551	24,598	24,538
Diluted	24,644	24,567	24,628	24,564
Cash dividends declared per share	$0.485	$0.475	$1.455	$1.425

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2025	2024
Assets
Cash	$7,256	$807
Accounts receivable, net of allowance for credit losses of $2,866 at September 30, 2025 and at December 31, 2024	241,346	219,342
Rental equipment, at cost:
Relocatable modular buildings	1,456,049	1,414,367
Portable storage containers	243,386	240,846
Electronic test equipment	338,397	343,982
	2,037,832	1,999,195
Less: accumulated depreciation	(637,863)	(611,536)
Rental equipment, net	1,399,969	1,387,659
Property, plant and equipment, net	224,881	197,439
Inventories	13,422	14,304
Prepaid expenses and other assets	82,362	80,477
Intangible assets, net	49,262	54,332
Goodwill	332,373	323,224
Total assets	$2,350,871	$2,277,584
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$551,800	$590,208
Accounts payable	55,131	60,082
Accrued liabilities	113,920	113,961
Deferred income	130,767	109,836
Deferred income taxes, net	303,047	280,129
Total liabilities	1,154,665	1,154,216
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,612 shares as of September 30, 2025 and 24,551 shares as of December 31, 2024	118,648	116,253
Retained earnings	1,077,558	1,007,115
Total shareholders’ equity	1,196,206	1,123,368
Total liabilities and shareholders’ equity	$2,350,871	$2,277,584

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$106,479	$192,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,717	80,824
Deferred income taxes	22,918	31,927
Provision for credit losses	1,266	1,437
Share-based compensation	8,088	6,949
Gain on sale of property, plant and equipment	—	(9,281)
Gain on sale of used rental equipment	(30,188)	(25,185)
Foreign currency exchange gain	(54)	(53)
Amortization of debt issuance costs	204	6
Change in:
Accounts receivable	(23,270)	1,402
Inventories	882	(6,860)
Prepaid expenses and other assets	(1,884)	19,988
Accounts payable	(8,041)	30,562
Accrued liabilities	(1,854)	605
Deferred income	20,502	12,497
Net cash provided by operating activities	174,765	337,596
Cash Flows from Investing Activities:
Purchases of rental equipment	(91,516)	(167,269)
Purchases of property, plant and equipment	(33,235)	(36,070)
Cash paid for acquisition of businesses	(21,947)	—
Proceeds from sales of used rental equipment	58,647	50,270
Proceeds from sales of property, plant and equipment	—	12,251
Net cash used in investing activities	(88,051)	(140,818)
Cash Flows from Financing Activities:
Net payments under bank lines of credit	(40,612)	(154,420)
Principal payment of term note agreement	(73,000)	—
Borrowings under Series G senior notes	75,000	—
Taxes paid related to net share settlement of stock awards	(5,693)	(4,082)
Payment of dividends	(35,960)	(35,097)
Net cash used in financing activities	(80,265)	(193,599)
Net increase in cash	6,449	3,179
Cash balance, beginning of period	807	877
Cash balance, end of period	$7,256	$4,056
Supplemental Disclosure of Cash Flow Information:
Gain on merger termination, net of transaction costs, presented under net cash provided by operating activities	$—	$118,843
Interest paid, during the period	$24,869	$40,338
Net income taxes paid (refunded), during the period	$6,537	$(3,826)
Dividends accrued during the period, not yet paid	$12,535	$12,241
Rental equipment acquisitions, not yet paid	$8,459	$3,333
Business acquisition payments withheld	$1,815	$—

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$83,168	$17,293	$28,027	$—	$128,488
Rental related services	44,544	4,187	891	—	49,622
Rental operations	127,712	21,480	28,918	—	178,110
Sales	52,334	2,693	7,347	13,684	76,058
Other	1,422	229	624	—	2,275
Total revenues	181,468	24,402	36,889	13,684	256,443

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,810	1,056	10,002	—	21,868
Rental related services	29,809	4,739	874	—	35,422
Other	24,199	2,191	5,918	—	32,308
Total direct costs of rental operations	64,818	7,986	16,794	—	89,598
Costs of sales	33,558	1,629	3,231	9,170	47,588
Total costs of revenues	98,376	9,615	20,025	9,170	137,186

Gross Profit (Loss)
Rental	48,159	14,046	12,107	—	74,312
Rental related services	14,735	(552)	17	—	14,200
Rental operations	62,894	13,494	12,124	—	88,512
Sales	18,776	1,064	4,116	4,514	28,470
Other	1,422	229	624	—	2,275
Total gross profit	83,092	14,787	16,864	4,514	119,257
Selling and administrative expenses	35,389	7,912	7,113	2,126	52,540
Income from operations	$47,703	$6,875	$9,751	$2,388	66,717
Interest expense					(8,177)
Foreign currency exchange loss					(32)
Provision for income taxes					(16,211)
Net income					$42,296

Other Information
Adjusted EBITDA [1]	$64,573	$9,245	$20,212	$2,496	$96,526
Average rental equipment [2]	$1,328,245	$237,227	$333,045
Average monthly total yield [3]	2.09%	2.43%	2.81%
Average utilization [4]	72.6%	61.4%	64.8%
Average monthly rental rate [5]	2.88%	3.96%	4.33%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$81,508	$17,040	$25,655	$—	$124,203
Rental related services	42,396	4,405	900	—	47,701
Rental operations	123,904	21,445	26,555	—	171,904
Sales	65,994	1,411	7,604	17,499	92,508
Other	1,509	195	642	—	2,346
Total revenues	191,407	23,051	34,801	17,499	266,758

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,124	1,006	10,851	—	21,981
Rental related services	27,366	4,280	793	—	32,439
Other	20,549	1,327	5,376	—	27,252
Total direct costs of rental operations	58,039	6,613	17,020	—	81,672
Costs of sales	43,595	906	3,688	12,918	61,107
Total costs of revenues	101,634	7,519	20,708	12,918	142,779

Gross Profit
Rental	50,835	14,707	9,428	—	74,970
Rental related services	15,030	125	107	—	15,262
Rental operations	65,865	14,832	9,535	—	90,232
Sales	22,399	505	3,916	4,581	31,401
Other	1,509	195	642	—	2,346
Total gross profit	89,773	15,532	14,093	4,581	123,979
Selling and administrative expenses [6]	34,028	6,790	6,627	1,851	49,296
Other income	—	—	—	—	—
Income from operations	$55,745	$8,742	$7,466	$2,730	74,683
Interest expense					(12,641)
Foreign currency exchange gain					216
Gain on merger termination from WillScot Mobile Mini					180,000
WillScot Mobile Mini transaction costs					(39,436)
Provision for income taxes					(53,504)
Net income					$149,317

Other Information
Adjusted EBITDA [1]	$71,420	$10,796	$18,945	$2,822	$103,983
Average rental equipment [2]	$1,240,950	$229,231	$362,431
Average monthly total yield [3]	2.19%	2.48%	2.36%
Average utilization [4]	77.1%	62.8%	57.3%
Average monthly rental rate [5]	2.84%	3.94%	4.12%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the year ended December 31, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company reclassified $39.4 million in transaction costs from Selling and administrative expenses for the three months ended September 30, 2024, and reported such expenses separately as non-operating expense under the Corporate segment.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$243,572	$50,307	$80,707	$—	$374,586
Rental related services	106,191	12,212	2,618	—	121,021
Rental operations	349,763	62,519	83,325	—	495,607
Sales	115,308	5,649	23,039	40,763	184,759
Other	4,303	846	1,960	—	7,109
Total revenues	469,374	69,014	108,324	40,763	687,475

Costs and Expenses
Direct costs of rental operations:
Depreciation	32,105	3,125	29,569	—	64,799
Rental related services	69,999	12,976	2,237	—	85,212
Other	69,001	5,636	16,842	—	91,479
Total direct costs of rental operations	171,105	21,737	48,648	—	241,490
Costs of sales	76,483	3,509	11,574	28,012	119,578
Total costs of revenues	247,588	25,246	60,222	28,012	361,068

Gross Profit (Loss)
Rental	142,466	41,546	34,296	—	218,308
Rental related services	36,192	(764)	381	—	35,809
Rental operations	178,658	40,782	34,677	—	254,117
Sales	38,825	2,140	11,465	12,751	65,181
Other	4,303	846	1,960	—	7,109
Total gross profit	221,786	43,768	48,102	12,751	326,407
Selling and administrative expenses	106,154	23,014	21,871	5,913	156,952
Other income	—	—	—	—	—
Income from operations	$115,632	$20,754	$26,231	$6,838	169,455
Interest expense					(24,130)
Foreign currency exchange gain					54
Provision for income taxes					(38,900)
Net income					$106,479

Other Information
Adjusted EBITDA [1]	$165,290	$27,666	$57,463	$7,148	$257,567
Average rental equipment [2]	$1,304,716	$234,957	$334,389
Average monthly total yield [3]	2.07%	2.38%	2.68%
Average utilization [4]	73.6%	60.8%	63.5%
Average monthly rental rate [5]	2.82%	3.91%	4.22%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$236,040	$53,270	$76,398	$—	$365,708
Rental related services	95,450	13,768	2,422	—	111,640
Rental operations	331,490	67,039	78,820	—	477,349
Sales	127,251	3,889	20,261	30,591	181,992
Other	4,795	907	2,153	—	7,855
Total revenues	463,536	71,835	101,234	30,591	667,196

Costs and Expenses
Direct costs of rental operations:
Depreciation	29,994	2,971	33,547	—	66,512
Rental related services	62,974	13,212	2,029	—	78,215
Other	64,487	4,322	15,373	—	84,182
Total direct costs of rental operations	157,455	20,505	50,949	—	228,909
Costs of sales	83,180	2,390	9,346	22,709	117,625
Total costs of revenues	240,635	22,895	60,295	22,709	346,534

Gross Profit
Rental	141,559	45,977	27,478	—	215,014
Rental related services	32,476	556	393	—	33,425
Rental operations	174,035	46,533	27,871	—	248,439
Sales	44,071	1,499	10,915	7,882	64,367
Other	4,795	907	2,153	—	7,855
Total gross profit	222,901	48,939	40,939	7,882	320,661
Selling and administrative expenses [6]	100,882	22,064	20,450	5,368	148,764
Other income	(6,220)	(1,319)	(1,742)	—	(9,281)
Income from operations	$128,239	$28,194	$22,231	$2,514	181,178
Interest expense					(38,383)
Foreign currency exchange gain					53
Gain on merger termination from WillScot Mobile Mini					180,000
WillScot Mobile Mini transaction costs					(61,157)
Provision for income taxes					(68,913)
Net income					$192,778

Other Information
Adjusted EBITDA [1]	$168,165	$33,333	$55,426	$2,799	$259,723
Average rental equipment [2]	$1,206,361	$226,373	$367,137
Average monthly total yield [3]	2.17%	2.61%	2.31%
Average utilization [4]	78.0%	66.1%	56.8%
Average monthly rental rate [5]	2.79%	3.95%	4.07%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the year ended December 31, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company reclassified $61.2 million in transaction costs from Selling and administrative expenses for the nine months ended September 30, 2024, and reported such expenses separately as non-operating expense under the Corporate segment.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024	2025	2024
Net income	$42,297	$149,317	$106,479	$192,778	$145,428	$224,799
Provision for income taxes	16,211	53,502	38,900	68,913	51,909	80,586
Interest expense	8,176	12,642	24,130	38,383	32,988	50,509
Depreciation and amortization	26,978	26,693	79,717	80,824	106,348	108,357
EBITDA	93,662	242,154	249,226	380,898	336,673	464,251
Share-based compensation	2,766	2,393	8,088	6,949	10,641	9,951
Transaction costs [3]	98	39,436	253	61,157	2,255	62,732
Other income, net [4]	—	—	—	(9,281)	—	(9,340)
Gain on merger termination from WillScot Mobile Mini [5]	—	(180,000)	—	(180,000)	—	(180,000)
Adjusted EBITDA [1]	$96,526	$103,983	$257,567	$259,723	$349,569	$347,594
Adjusted EBITDA margin [2]	38%	39%	37%	38%	38%	39%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024	2025	2024
Net cash provided by operating activities	$65,071	$198,967	$174,765	$337,596	$211,544	$313,977
Change in certain assets and liabilities:
Accounts receivable, net	7,545	7,150	22,004	(2,839)	16,817	6,365
Inventories, prepaid expenses and other assets	(2,261)	(14,171)	1,002	(19,988)	14,103	1,948
Accounts payable and accrued liabilities	8,588	(123,241)	18,854	(104,293)	(5,834)	(119,382)
Deferred income	(5,378)	10,699	(20,502)	(12,497)	(6,413)	(18,681)
Amortization of debt issuance costs	(159)	(2)	(204)	(6)	(264)	(8)
Foreign currency exchange (loss) gain	(32)	216	54	53	(214)	197
Gain on sale of used rental equipment	13,514	9,648	30,188	25,185	40,088	33,863
Income taxes paid, net of refunds received	751	773	6,537	(3,826)	46,887	78,192
Interest paid	8,887	13,944	24,869	40,338	32,855	51,123
Adjusted EBITDA [1]	$96,526	$103,983	$257,567	$259,723	$349,569	$347,594

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.